EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Destiny Tech100 Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Destiny Tech100 Inc. for the year ended December 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Destiny Tech100 Inc. for the stated period.

/s/ Sohail Prasad	/s/ Peter Sattelmair
Sohail Prasad	Peter Sattelmair
Principal Executive Officer, Destiny Tech100 Inc.	Principal Financial Officer, Destiny Tech100 Inc.

Dated: September 28, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Destiny Tech 100 Inc. for purposes of Section 18 of the Securities Exchange Act of 1934